Exhibit 99.1

GGP REPORTS FIRST QUARTER 2013 RESULTS

FFO Increases 13.6%; EBITDA Increases 5.7%

Full Year Guidance Raised

Chicago, Illinois, April 29, 2013 – General Growth Properties, Inc. (the “Company”) (NYSE: GGP) today reported results for the three months ended March 31, 2013.

Financial Results

For the Three Months Ended March 31, 2013

Funds From Operations (“Company FFO”) increased 13.6% to $252 million, or $0.25 per diluted share, from $222 million, or $0.22 per diluted share, in the prior year period.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) increased 5.7% to $496 million from $469 million in the prior year period.

Net Operating Income for the mall portfolio (“Mall NOI”) increased 5.3% to $531 million from $505 million in the prior year period; comparable Net Operating Income for the U.S. Regional Mall Portfolio (“Same Store NOI”) increased 3.7% to $513 million from $495 million in the prior year period.

Net loss attributable to common stockholders, which is impacted primarily by depreciation expense, a net gain on extinguishment of debt and a non-cash accounting adjustment for outstanding warrants, was $14 million, or $0.01 loss per diluted share, as compared to a net loss of $198 million, or $0.21 loss per diluted share, in the prior year period.

Operational Highlights for the U.S. Regional Mall Portfolio

•         Tenant sales increased 6.3% to $558 per square foot on a trailing 12-month basis.

•         Mall leased percentage was 95.8% at quarter end, an increase of 210 basis points from March 31, 2012.

•         Initial rental rates for executed leases commencing in 2013 on a suite-to-suite basis increased 11.1%, or $6.43 per square foot, to $64.44 per square foot when compared to the rental rate for expiring leases.

Financing Activities

Property-Level Debt

During the three months ended March 31, 2013, the Company obtained $1.5 billion ($1.4 billion at share) of property-level debt with a weighted-average interest rate of 3.61% and average term-to-maturity of 11.6 years; the prior loans had a weighted-average interest rate of 5.09% and average term-to-maturity of 1.2 years. The transactions generated approximately $678 million of net proceeds.

Subsequent to March 31, 2013, the Company obtained $160 million of property-level debt with a weighted-average interest rate of 3.67% and a term-to-maturity of 10.0 years.  The prior loan had a weighted-

average interest rate of 7.50% and a term-to-maturity of less than one year.  The transaction generated approximately $60 million of net proceeds.

In addition, the Company obtained a $1.5 billion corporate loan secured by cross-collateralized mortgages on 16 properties with a weighted-average interest rate of LIBOR + 2.50% and a term-to-maturity of 3.0 years (with 2 one-year options); the prior loans secured by 16 properties had a weighted-average interest rate of 3.98% and a term to maturity of 3.3 years.  The transaction generated approximately $180 million of net proceeds.

Unsecured Notes

During the three months ended March 31, 2013, the Company repaid $92 million of 5.375% unsecured notes scheduled to mature on November 26, 2013. In connection with the repayment, the Company incurred approximately $3.5 million of early redemption fees. On April 2, 2013, the Company announced the redemption of $609 million of its 6.75% unsecured notes due November 9, 2015 on May 1, 2013. In connection with the repayment, the Company will incur approximately $20.5 million of early redemption fees. After repayment of the $609 million, the Company will no longer have any outstanding unsecured Rouse notes.

Preferred Offering

On February 13, 2013, the Company issued, under a public offering, 10,000,000 shares of 6.375% Series A Cumulative Perpetual Preferred Stock (the “Preferred Stock”) at a price of $25.00 per share.

Investment Activities

Acquisitions

During the three months ended March 31, 2013, the Company acquired an additional 15% interest in the Village of Merrick Park, a Class A mall held in a joint venture with sales per square foot of approximately $675.  As a result the Company now owns 55% of the joint venture.

Dispositions

During the three months ended March 31, 2013, the Company disposed of Mall of the Bluffs and Southlake Mall, which were two Class C malls with sales per square foot of approximately $250.

Development

The Company has redevelopment activities under construction totaling approximately $900 million of capital investment (at share), encompassing 24 properties including Ala Moana, Fashion Show, and Glendale Galleria. During the quarter, construction was completed on Northridge Fashion Center totaling approximately $13 million.

Warrants

On January 28, 2013, the Company purchased 46 million warrants that are issuable into 27 million shares of common stock, using net share settlement, for approximately $633 million.  The 74 million remaining outstanding warrants are exercisable into 43 million shares of common stock, using net share settlement.

On March 28, 2013, the Company amended the warrant agreement.  This amendment results in the classification of the warrants as permanent equity.  Prior to the amendment, the warrants were classified as a liability and marked to fair value, with changes in fair value recognized in earnings.

Preferred Share Dividend

A preferred dividend was declared on March 5, 2013 payable April 1, 2013 to shareholders of record March 15, 2013.  This represents a pro-rated initial dividend from the date of original issuance, February 13, 2013, through March 31, 2013.

Guidance

Company FFO for the year ending December 31, 2013, is expected to be $1.11 to $1.15 per diluted share.

Company FFO for the second quarter 2013 is expected to be $0.24 to $0.26 per diluted share.

The following table provides a reconciliation of the range of estimated diluted net income (loss) attributable to General Growth Properties, Inc. per share to estimated diluted FFO per share and diluted Company FFO per share.

	For the year ending December 31, 2013		For the three months ending June 30, 2013
	Low End	High End	Low End	High End

Company FFO per diluted share	$1.11	$1.15	$0.24	$0.26
Mark-to-market of warrants (1)	(0.04)	(0.04)	—	—
Loss on extinguishment of debt (2)	(0.03)	(0.03)	(0.02)	(0.02)
Adjustments (3)	(0.14)	(0.14)	(0.04)	(0.04)
FFO	0.90	0.94	0.18	0.20
Depreciation, including share of joint ventures (4)	(0.77)	(0.77)	(0.19)	(0.19)
Net income (loss) attributable to common stockholders	0.13	0.17	(0.01)	0.01
Preferred stock dividends	0.02	0.02	—	—
Net income (loss) attributable to General Growth Properties, Inc.	$0.15	$0.19	$(0.01)	$0.01

(1)         As a result of the modification to the warrants in Q1 2013, they are classified as permanent equity effective March 28, 2013 and no longer required to be marked-to-market.

(2)         Impact of 6.75% notes redemption included in Q2 2013 and the year ending December 31, 2013 guidance.

(3)         Refer to the Supplemental Information package for the nature of adjustments to reconcile FFO to Company FFO. The Supplemental Information package is available in the Investors section of the Company’s website at www.ggp.com.

(4)         Impact of dilutive securities is included in the per share amount.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions or capital markets activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Investor Conference Call

On Tuesday, April 30, 2013, the Company will host a conference call at 8:00 a.m. CDT (9:00 a.m. EDT). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available beginning at 1:00 p.m. EDT on April 30, 2013. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 25970010. A replay of the call will be available on the Company’s website in the Investors section.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to,  the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, retail and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

General Growth Properties, Inc.

General Growth Properties, Inc. is a fully integrated, self-managed and self-administered real estate investment trust focused exclusively on owning, managing, leasing, and redeveloping regional malls throughout the United States. GGP’s portfolio is comprised of 124 regional malls in the United States comprising approximately 128 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Investor Relations Contact:	Media Contact:
Kevin Berry	David Keating
VP Investor Relations	VP Corporate Communications
(312) 960-5529	(312) 960-6325
kevin.berry@ggp.com	david.keating@ggp.com

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPANY NOI

The Company believes NOI is a useful supplemental measure of the Company’s operating performance.  The Company defines NOI as operating revenues (rental income, tenant recoveries and other income) less property and related expenses (real estate taxes, property maintenance costs, marketing, other property expenses and provision for doubtful accounts).  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, strategic initiatives, provision for income taxes, discontinued operations, preferred stock dividends and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.  This measure provides an operating perspective not immediately apparent from GAAP operating or net income (loss) attributable to common stockholders. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.

In addition, management believes NOI provides useful information to the investment community about the Company’s operating performance.  However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance.

Company NOI excludes the NOI impacts of non-cash and certain non-comparable items such as straight-line rent and intangible asset and liability amortization resulting from acquisition accounting.  Mall NOI is Company NOI for our mall portfolio.  We present Company NOI, and Company EBITDA and Company FFO as below, as we believe certain investors and other users of our financial information use them as measures of the Company’s historical operating performance.

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) AND COMPANY EBITDA

EBITDA is defined as net income (loss) attributable to common stockholders, adjusted to exclude interest expense net of interest income, warrant adjustment, income tax provision (benefit), discontinued operations, allocations to noncontrolling interests, preferred stock dividends and depreciation and amortization.  EBITDA has been reflected on a proportionate basis.  Company EBITDA comprises EBITDA as defined immediately above and excludes certain non-cash and certain non-recurring items such as our Company NOI adjustments described above, provisions for impairment, strategic initiatives and certain management and administration costs.

FUNDS FROM OPERATIONS (“FFO”) AND COMPANY FFO

The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be our share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon our economic ownership interest, and all determined on a consistent basis in accordance with GAAP.  As with our presentation of NOI and EBITDA, FFO has been reflected on a proportionate basis.

The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties.  FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.   As with our presentation of Company NOI and Company EBITDA, Company FFO excludes from FFO certain items that are non-cash and certain non-comparable items such as our Company NOI adjustments, Company EBITDA adjustments, and FFO items such as FFO from discontinued operations from the spin-off of Rouse Properties, Inc., normal adjustments from operating properties such as straight-line, above/below market lease amortization, mark-to-market adjustments on debt and gains on the extinguishment of debt, warrant liability adjustment, and interest expense on debt repaid or settled, all as a result of our emergence, acquisition accounting and other capital contribution or restructuring events.

RECONCILIATIONS OF NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

The Company presents EBITDA and FFO as they are financial measures widely used in the REIT industry.  In order to provide a better understanding of the relationship between our non-GAAP Supplemental Financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of NOI and Company NOI to GAAP Operating Income (loss); a reconciliation of EBITDA and Company EBITDA to GAAP net income (loss) attributable to General Growth Properties, Inc.; a reconciliation of Company FFO and FFO to GAAP net income (loss) attributable to General Growth Properties, Inc. has been provided.  None of our non-GAAP Supplemental Financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to General Growth Properties, Inc. and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL OVERVIEW

Consolidated Statements of Operations (1)
(In thousands, except per share)

	Three Months Ended
	March 31, 2013	March 31, 2012

Revenues:
Minimum rents	$403,415	$377,684
Tenant recoveries	187,711	174,874
Overage rents	11,479	13,086
Management fees and other corporate revenues	15,931	16,171
Other	19,267	14,798
Total revenues	637,803	596,613
Expenses:
Real estate taxes	69,272	55,699
Property maintenance costs	23,830	20,531
Marketing	6,519	6,738
Other property operating costs	89,303	86,719
Provision for doubtful accounts	1,797	2,171
Property management and other costs	40,355	41,540
General and administrative	10,933	10,510
Depreciation and amortization	195,433	206,789
Total expenses	437,442	430,697
Operating income	200,361	165,916
Interest income	721	661
Interest expense	(195,383)	(210,760)
Warrant liability adjustment	(40,546)	(143,112)
Loss on extinguishment of debt	(9,319)	—
Loss before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, allocation to noncontrolling interests and preferred stock dividends	(44,166)	(187,295)
Provision for income taxes	(141)	(1,396)
Equity in income of Unconsolidated Real Estate Affiliates	13,194	5,952
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	3,448	—
Loss from continuing operations	(27,665)	(182,739)
Discontinued operations:
Loss from discontinued operations, including gains (losses) on dispositions	(6,967)	(11,509)
Gain on extinguishment of debt	25,894	—
Discontinued operations, net	18,927	(11,509)
Net loss	(8,738)	(194,248)
Allocation to noncontrolling interests	(2,788)	(3,367)
Net loss attributable to GGP	(11,526)	(197,615)
Preferred stock dividends	(2,125)	—
Net loss attributable to common stockholders	$(13,651)	$(197,615)
Basic and Diluted Loss Per Share:
Continuing operations	$(0.03)	$(0.20)
Discontinued operations	0.02	(0.01)
Total basic and diluted loss per share	$(0.01)	$(0.21)

(1)  Amounts presented in accordance with GAAP.

FINANCIAL OVERVIEW

Consolidated Balance Sheets (1)
(In thousands)

	March 31, 2013	December 31, 2012
Assets:
Investment in real estate:
Land	$4,260,197	$4,278,471
Buildings and equipment	18,765,489	18,806,858
Less accumulated depreciation	(1,524,105)	(1,440,301)
Construction in progress	311,216	376,529
Net property and equipment	21,812,797	22,021,557
Investment in and loans to/from Unconsolidated Real Estate Affiliates	2,870,477	2,865,871
Net investment in real estate	24,683,274	24,887,428
Cash and cash equivalents	564,808	624,815
Accounts and notes receivable, net	252,624	260,860
Deferred expenses, net	185,176	179,837
Prepaid expenses and other assets	1,249,638	1,329,465
Total assets	$26,935,520	$27,282,405
Liabilities:
Mortgages, notes and loans payable	$16,235,366	$15,966,866
Investment in and loans to/from Unconsolidated Real Estate Affiliates	15,439	—
Accounts payable and accrued expenses	1,014,754	1,212,231
Dividend payable	117,894	103,749
Deferred tax liabilities	26,997	28,174
Tax indemnification liability	303,586	303,750
Junior Subordinated Notes	206,200	206,200
Warrant liability	—	1,488,196
Total liabilities	17,920,236	19,309,166
Redeemable noncontrolling interests:
Preferred	136,127	136,008
Common	127,573	132,211
Total redeemable noncontrolling interests	263,700	268,219
Equity:
Preferred stock	242,042	—
Stockholders’ equity	8,426,536	7,621,698
Noncontrolling interests in consolidated real estate affiliates	83,006	83,322
Total equity	8,751,584	7,705,020
Total liabilities and equity	$26,935,520	$27,282,405

(1)  Presented in accordance with GAAP.

PROPORTIONATE FINANCIAL STATEMENTS

Reconciliation of NOI, EBITDA, and FFO
For the Three Months Ended March 31, 2013 and 2012
(In thousands)

	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012
	Proportionate	Adjustments	Company	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$496,698	$7,318	$504,016	$471,843	$6,256	$478,099
Tenant recoveries	223,346	—	223,346	210,991	—	210,991
Overage rents	15,712	—	15,712	16,671	—	16,671
Other revenue	28,215	—	28,215	20,301	—	20,301
Total property revenues	763,971	7,318	771,289	719,806	6,256	726,062
Property operating expenses:
Real estate taxes	81,302	(1,578)	79,724	67,102	(1,578)	65,524
Property maintenance costs	27,873	—	27,873	24,952	—	24,952
Marketing	7,955	—	7,955	8,301	—	8,301
Other property operating costs	114,293	(1,384)	112,909	112,781	(1,434)	111,347
Provision for doubtful accounts	2,680	—	2,680	2,447	—	2,447
Total property operating expenses	234,103	(2,962)	231,141	215,583	(3,012)	212,571
NOI	$529,868	$10,280	$540,148	$504,223	$9,268	$513,491
Management fees and other corporate revenues	17,816	—	17,816	17,698	—	17,698
Property management and other costs	(46,272)	(424)	(46,696)	(47,594)	(424)	(48,018)
NOI after net property management costs	$501,412	$9,856	$511,268	$474,327	$8,844	$483,171
General and administrative	(15,099)	—	(15,099)	(13,921)	—	(13,921)
EBITDA	$486,313	$9,856	$496,169	$460,406	$8,844	$469,250
Depreciation on non-income producing assets	(3,094)	—	(3,094)	(1,702)	—	(1,702)
Interest income	2,329	—	2,329	1,367	—	1,367
Preferred unit distributions	(2,336)	—	(2,336)	(5,433)	3,098	(2,335)
Preferred stock dividends	(2,125)	—	(2,125)	—	—	—
Interest expense:
Default interest	(1,306)	1,306	—	(1,453)	1,453	—
Interest expense relating to extinguished debt	—	—	—	—	—	—
Mark-to-market adjustments on debt	(3,769)	3,769	—	4,352	(4,352)	—
Write-off of mark-to-market adjustments on extinguished debt	7,205	(7,205)	—	(922)	922	—
Debt extinguishment expenses	—	—	—	(176)	176	—
Interest on existing debt	(238,580)	—	(238,580)	(249,497)	—	(249,497)
Warrant liability adjustment	(40,546)	40,546	—	(143,112)	143,112	—
Loss on extinguishment of debt	(9,319)	9,319	—	—	—	—
Provision for income taxes	(206)	(340)	(546)	(1,483)	840	(643)
FFO from discontinued operations	24,679	(24,724)	(45)	12,068	(6,789)	5,279
FFO	$219,245	$32,527	$251,772	$74,415	$147,304	$221,719

PROPORTIONATE FINANCIAL STATEMENTS

Reconciliation of Non-GAAP to GAAP Financial Measures
(In thousands)

	Three Months Ended
	March 31, 2013	March 31, 2012

Reconciliation of Company NOI to GAAP Operating Income
Company NOI:	$540,148	$513,491
Adjustments for minimum rents, real estate taxes and other property operating costs	(10,280)	(9,268)
Proportionate NOI	529,868	504,223
Unconsolidated Properties	(102,219)	(98,063)
Consolidated Properties	427,649	406,160
Management fees and other corporate revenues	15,931	16,171
Property management and other costs	(40,355)	(41,540)
General and administrative	(10,933)	(10,510)
Depreciation and amortization	(195,433)	(206,789)
Noncontrolling interest in operating income of Consolidated Properties and other	3,502	2,424
Operating income	$200,361	$165,916

Reconciliation of Company EBITDA to GAAP Net Loss Attributable to GGP
Company EBITDA:	$496,169	$469,250
Adjustments for minimum rents, property operating expenses and property management and other costs	(9,856)	(8,844)
Proportionate EBITDA	486,313	460,406
Unconsolidated Properties	(93,869)	(89,953)
Consolidated Properties	392,444	370,453
Depreciation and amortization	(195,433)	(206,789)
Noncontrolling interest in NOI of Consolidated Properties	3,502	2,424
Interest income	721	661
Interest expense	(195,383)	(210,760)
Warrant liability adjustment	(40,546)	(143,112)
Provision for income taxes	(141)	(1,396)
Equity in income of Unconsolidated Real Estate Affiliates	13,194	5,952
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	3,448	—
Discontinued operations	18,927	(11,509)
Loss on extinguishment of debt	(9,319)	—
Allocation to noncontrolling interests	(2,940)	(3,539)
Net loss attributable to GGP	$(11,526)	$(197,615)

Reconciliation of Company FFO to GAAP Net Loss Attributable to GGP
Company FFO:	$251,772	$221,719
Adjustments for minimum rents, property operating expenses and property management and other costs, market rate adjustments, debt extinguishment, income taxes and FFO from discontinued operations	(32,527)	(147,304)
Proportionate FFO	219,245	74,415
Depreciation and amortization of capitalized real estate costs	(239,055)	(253,532)
Gains on sales of investment properties	9,736	2,101
Preferred stock dividends	2,125	—
Noncontrolling interests in depreciation of Consolidated Properties	1,769	1,755
Provision for impairment excluded from FFO of discontinued operations	(4,975)	(10,393)
Redeemable noncontrolling interests	79	1,318
Depreciation and amortization of discontinued operations	(450)	(13,279)
Net loss attributable to GGP	$(11,526)	$(197,615)

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$102,219	$98,063
Net property management fees and costs	(4,184)	(4,684)
General and administrative and provisions for impairment	(4,166)	(3,426)
EBITDA	93,869	89,953
Net interest expense	(40,495)	(37,604)
Provision for income taxes	(82)	(103)
FFO of Unconsolidated Properties	53,292	52,246
Depreciation and amortization of capitalized real estate costs	(46,716)	(48,445)
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	(3,448)	—
Other, including gain on sales of investment properties	10,066	2,151
Equity in income of Unconsolidated Real Estate Affiliates	$13,194	$5,952